                                                                      Exhibit 23


                       Consent of Independent Accountants


To the Board of Directors
Intermagnetics General Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763,
33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163,
333-75269, 333-51776, and 333-64822) of Intermagnetics General Corporation of our report dated October 8, 2003 relating to the financial statements of IGC 401(k) Retirement Savings Plan as of May 31, 2003 and 2002, and for the years then ended, and related schedule, which appear in this Form 11-K.



/s/ PricewaterhouseCoopers LLP



Albany, New York
November 19, 2003